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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the incorporation by reference in this amended Registration Statement on Form S-4 of Viatel, Inc. of our report dated
April 19, 2000 relating to the financial statements of New Comms.UK (a fully integrated business of AT&T Corp.), also referred to in this amended Registration Statement as "Comms UK", as of December 31, 1999 and 1998 and for the years ended December 31, 1999 and 1998, which appears in the Viatel, Inc. Report on Form 8-K/A dated May 12, 2000. We also consent to the reference to us under the heading "Experts" in such amended Registration Statement.



/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
London, United Kingdom
August 24, 2000